SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SMITHFIELD FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SMITHFIELD FOODS, INC.

Notice of Annual Meeting of Shareholders

To Be Held September 3, 2003

As a shareholder of SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Shareholders of the Company to be held at the Jefferson Hotel, Franklin and Adams Streets, Richmond, Virginia, at 2:00 p.m. local time, on September 3, 2003, for the following purposes:

1.  To elect two directors to three-year terms;

2.  To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending May 2, 2004; and

3.  To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

Only shareholders of record at the close of business on July 11, 2003 will be entitled to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

We hope you can attend the Annual Meeting in person. However, even if you plan to attend, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

Your attention is directed to the attached Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

MICHAEL H. COLE

SECRETARY

Smithfield, Virginia

July 30, 2003

SMITHFIELD FOODS, INC.

EXECUTIVE OFFICES

200 COMMERCE STREET

SMITHFIELD, VIRGINIA 23430

Corporate Internet Site: www.smithfieldfoods.com

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 3, 2003

The Annual Meeting of Shareholders of SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), will be held on September 3, 2003, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company in connection with such meeting and any continuation or adjournment thereof.

The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and employees of the Company may solicit proxies in person or by telephone at no additional compensation. The Company will also ask record holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies at an anticipated cost to the Company of $7,500 plus expenses.

Any proxy given pursuant to this solicitation may be revoked by the filing with and receipt by the Secretary of the Company of a written revocation or duly executed proxy bearing a later date and does not preclude the shareholder from voting in person at the Annual Meeting if he or she so desires. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If a shareholder specifies on such proxy a choice with respect to the proposal to be acted upon, the proxy will be voted in accordance with such specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF EACH OF THE NAMED NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS. If necessary, and unless the shares represented by the proxy are voted against the proposals herein, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve any matters being considered at the Annual Meeting.

This Proxy Statement and the enclosed form of proxy are first being sent to the shareholders on or about July 30, 2003.

VOTING SECURITIES

On July 11, 2003, the record date for determining shareholders entitled to vote at the meeting, 108,569,247 shares of Common Stock and one Series B Special Voting Preferred Share, par value $1.00 (the “Series B Share”), were outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote; the Series B Share entitles the holder thereof to 531,908 votes, as described further below; the total number of votes that shareholders may cast at the meeting is therefore 109,101,155. The holders of Common Stock and the holder of the Series B Share will vote together as a single group at the meeting. All voting rights are non-cumulative, so that holders of shares representing a majority of the votes cast at the Annual Meeting can elect all of the directors.

The Series B Share is held by CIBC Mellon Trust Company, as trustee (the “Trustee”). The aggregate number of votes entitled to be cast by the Trustee is equal to the number of Exchangeable Shares of Smithfield Canada Limited, a Canadian subsidiary of the Company, issued and outstanding on the record date (excluding any Exchangeable Shares held by the Company or its subsidiaries). As of the record date, there were 531,908 Exchangeable Shares issued and outstanding. The Exchangeable Shares were issued in exchange for shares of Schneider Corporation during the 1999 fiscal year and are exchangeable at any time by the holders thereof for shares of the Company’s Common Stock on a one-for-one basis. Each holder of Exchangeable Shares is entitled to instruct the Trustee to cast, in the manner instructed, one vote for each Exchangeable Share held of record by such holder on the record date. To the extent no instructions are received from a holder of Exchangeable Shares, the Trustee will not exercise the voting rights relating to such holder’s Exchangeable Shares. Holders of Exchangeable Shares will receive from the Trustee these proxy materials and directions as to the manner in which instructions may be given to the Trustee with respect to the voting of the Series B Share (or alternatively, for the granting of proxies to such holders or their designees to exercise the voting rights relating to such holders’ Exchangeable Shares).

A majority of the total votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at such meeting.

The election of each nominee for director requires the affirmative vote of the holders of shares representing a plurality of the votes cast in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. Actions on all other matters to come before the meeting will be approved if the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore, will have no effect on the outcome on such matters.

PRINCIPAL SHAREHOLDERS

The only persons known by the Company to beneficially own more than five percent of the Company’s Common Stock as of July 11, 2003, are as follows:

	Amount and Nature of Beneficial Ownership (Number of Shares) (1)
							Percent of Class (2)
Name and Address of Beneficial Owner	Direct		Other		Total
Joseph W. Luter, III
Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430	5,505,876		600,950	(3)	6,106,826	(3)	5.6%

Wendell H. Murphy, certain family members
and a related entity(4)
P.O. Box 280
Rose Hill, NC 28458	7,047,540	(4)	9,554,833	(4)	16,602,373	(4)	15.2%

(1)  Pursuant to current regulations of the Securities and Exchange Commission (“SEC”), securities must be listed as “beneficially owned” by a person who directly or indirectly has or shares the power to vote (“voting power”) or the power to dispose of (“dispositive power”) the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise. Shares of Common Stock listed under the “Direct” column are those which are owned and held as outstanding shares and over which such person, except as noted below, has sole voting power and sole dispositive power. Shares shown under the “Other” column are those subject to other forms of deemed “beneficial ownership” pursuant to the aforesaid regulations, as described in the indicated footnotes.

(2)  The Series B Share has voting and other rights substantially equivalent to 531,908 shares of Common Stock. See “Voting Securities” above. The percentages shown in this table have been calculated as if these 531,908 equivalent common shares were outstanding and part of the class of Common Stock. None of the persons listed in the table owns any Exchangeable Shares which would entitle him or her to direct the voting of the Series B Share.

(3)  Includes 200,000 shares owned by the Smithfield-Luter Foundation, of which Mr. Luter is a co-trustee. In March 2002, Mr. Luter established the Smithfield-Luter Foundation, Inc. to fund educational grants to colleges and universities for need-based undergraduate scholarships for children of Company employees and contributed 200,000 shares of Common Stock to the foundation. Also includes 950 shares held by Mr. Luter as custodian for his daughter under the Virginia Uniform Transfers to Minors Act. Also includes 400,000 shares that Mr. Luter has the right to acquire pursuant to the exercise of presently exercisable stock options.

(4)  In connection with the Company’s purchase of Murphy Farms, Inc. and certain affiliated corporations (collectively “MFI”) in January 2000, Wendell H. Murphy, a director, and certain family members listed below (collectively the “Murphy Family Members”) entered into a shareholders agreement with the Company pursuant to which the Murphy Family Members agreed to certain restrictions relating to, among other things, the voting and disposition of their shares of Common Stock. See “Other Transactions.” For purposes of the reporting requirements of the Securities Exchange Act of 1934, these arrangements may cause the Murphy Family Members to be deemed to constitute a group; however each of the Murphy Family Members expressly disclaims the existence of such a group. As of July 15, 2003, Wendell H. Murphy holds 864,778 shares directly and 4,116,857 shares indirectly; Harry D. Murphy holds 2,565,312 shares directly and 321,630 shares indirectly;

Joyce M. Minchew holds 291,685 shares directly and 1,414,600 shares indirectly; Wendell H. Murphy, Jr. holds 938,429 shares directly and 2,312,018 shares indirectly; Wendy Murphy Crumpler holds 276,152 shares directly and 679,105 shares indirectly; Stratton K. Murphy holds 979,705 shares directly and 168,590 shares indirectly; Marc D. Murphy holds 979,705 shares directly and 168,590 shares indirectly; and Angela Brown holds 151,774 shares directly and 373,235 shares indirectly. The indirect ownership of the Murphy Family Members reflects their respective interests in 2,000,000 shares held in escrow in connection with the Company’s purchase of MFI. The Murphy Family Members are entitled to receive the shares held in escrow but they do not currently have voting power or dispositive power over such shares. The Shares shown under the “Other” column also include 208 shares owned by a limited liability company, Murfam Enterprises, LLC, of which the Murphy Family Members are the sole members and may therefore be deemed to share voting power and dispositive power with respect to such shares. The remaining indirect ownership of each Murphy Family Member reflects shares held by a limited liability company wholly-owned by such member. The amounts shown in the table do not include an additional number of shares (currently estimated at 575,972) that the Murphy Family Members are expected to become entitled to receive from the Company as the result of a post-closing purchase price adjustment in connection with the purchase of MFI.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors presently consists of 8 directors, who are divided into three classes with staggered terms. The terms of Joseph W. Luter, III and Wendell H. Murphy as directors of the Company will expire at the time of the annual meeting of shareholders. Following the recommendation of the Nominating and Governance Committee, the Board of Directors recommends the re-election of Messrs. Luter and Murphy to three-year terms.

Although all the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board may designate.

Information, including their business experience for the past five years, about the nominees for election as directors and about other directors of the Company whose terms of office do not expire this year appears below.

NOMINEES FOR ELECTION TO THREE-YEAR TERMS

Name—Age—Principal Occupation—Other Information	Director Since
Joseph W. Luter, III (64)	1975

Chairman of the Board and Chief Executive Officer of the Company since 1975; Chairman of the Board, President and Chief Executive Officer of the Company from June 2000 to October 2001 and prior to May 1995

Wendell H. Murphy (64)	2000(1)

Private Investor; formerly Chairman of the Board and Chief Executive Officer of Murphy Farms, Inc., Rose Hill, North Carolina, a hog producer, prior to the Company’s purchase of such business in January 2000

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

Name—Age—Principal Occupation—Other Information	Director Since
Robert L. Burrus, Jr. (68)	1996
Chairman and Partner in the law firm of McGuireWoods LLP, Richmond, Virginia; Director, CSX Corporation and S&K Famous Brands, Inc.

Carol T. Crawford (60)	2000

Distinguished Visiting Professor of Law at George Mason University School of Law from January 2000 until June 2001; formerly Commissioner of the U.S. International Trade Commission from 1991 until 2000 and Assistant Attorney General Of the United States from 1989 until 1990

Ray A. Goldberg (76)	1999
Moffett Professor of Agriculture and Business, Emeritus, Harvard Business School

Frank S. Royal, M.D. (63)	2002
Physician; Director of HCA, Inc., SunTrust Banks, Inc., Chesapeake Corporation, Dominion Resources, Inc. and CSX Corporation

John T. Schwieters (63)	2001

Vice Chairman of Perseus L.L.C., a merchant bank and private equity fund management company; formerly Managing Partner, Mid-Atlantic Region, Arthur Andersen LLP from 1989 to 2000; Director, Manor Care, Inc. and Danaher Corporation.

Melvin O. Wright (74)	2000
Advisor to PrimeCorp Finance, a Paris merchant bank; prior to 1992 a Senior Vice President and Director of Dean Witter Reynolds (now Morgan Stanley Dean Witter)

No family relationship exists between any of the nominees for election as directors of the Company. Joseph W. Luter, III is the father of Joseph W. Luter, IV, an executive officer of the Company.

(1)  Mr. Murphy was also a director between 1991 through 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and to provide copies of such reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended April 27, 2003, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock have been complied with, except: Mrs. Crawford amended her Form 3 to correct a holding and filed one late Form 4 detailing one transaction that was not reported on a timely basis, Daniel G. Stevens was late in filing one Form 3 and three Forms 5 detailing three stock option grants that were not reported on a timely basis, and Jeffrey A. Deel was late in filing one Form 3 and two Forms 4 detailing two transactions that were not reported on a timely basis.

COMMON STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The following information with respect to beneficial ownership, as of July 11, 2003, of shares of Common Stock is furnished with respect to (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table appearing on page 12 of this Proxy Statement, and (iii) all current directors and executive officers as a group, together with their respective percentages:

	Amount and Nature of Beneficial Ownership Number of Shares (1)					Percent of Class (2)

Name	Direct	Other		Total
Robert L. Burrus, Jr.	10,000	—		10,000		*
Carol T. Crawford	19,400	55,700	(3)	75,100	(3)	*
Jerry H. Godwin	—	—		—		*
Ray A. Goldberg	1,000	—		1,000		*
Lewis R. Little	30,000	360,000	(4)	390,000	(4)	*
Joseph W. Luter, III	5,505,876	600,950	(5)	6,106,826	(5)	5.6%
Wendell H. Murphy	864,778	15,737,595	(6)	16,602,373	(6)	15.2%
C. Larry Pope	200,000	101,000	(7)	301,000	(7)	*
Frank S. Royal, M.D.	1,000	—		1,000		*
John T. Schwieters	6,500	—		6,500		*
Joseph B. Sebring	20,900	200,000	(8)	220,900	(8)	*
Melvin O. Wright	32,000	1,000	(9)	33,000	(9)	*
Richard V. Vesta	914,198	1,057,431	(10)	1,971,629	(10)	1.8%
All current directors and executive officers as a group (16 persons)	7,755,702	18,183,994	(11)	25,939,696	(11)	23.5%

*  Less than 1% of class

(1)  Pursuant to current regulations of the SEC, securities must be listed as “beneficially owned” by a person who directly or indirectly has or shares voting power or dispositive power with respect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise. Shares of Common Stock listed under the “Direct” column are those which are owned and held as outstanding shares and over which such person, except as noted below, has sole voting power and sole dispositive power. Shares shown under the “Other” column include other forms of “beneficial ownership” pursuant to the aforesaid regulations, as described in the indicated footnotes.

(2)  The Series B Share has voting and other rights substantially equivalent to 531,908 shares of Common Stock. See “Voting Securities” above. The percentages shown in this table have been calculated as if these 531,908 equivalent common shares were outstanding and part of the class of Common Stock. None of the persons listed in the table owns any Exchangeable Shares that would entitle him to direct the voting of the Series B Share.

(3)  Includes 43,400 shares owned by defined benefit plans of which Mrs. Crawford is a co-trustee, 8,800 shares held by Mrs. Crawford’s husband, 3,000 shares held by a partnership in which Mrs. Crawford’s husband is a partner, and 500 shares held by Mrs. Crawford as custodian for her grandchildren. Mrs. Crawford disclaims beneficial ownership of all 55,700 shares.

(4)  Includes 360,000 shares subject to presently exercisable stock options.

(5)  Includes 200,000 shares owned by the Smithfield-Luter Foundation (see footnote 3 to the table of principal shareholders on page 3). Also includes 950 shares held by Mr. Luter as custodian for his daughter. Also includes 400,000 shares subject to presently exercisable stock options.

(6)  Includes (a) 3,549,707 shares held by a limited liability company wholly-owned by Mr. Murphy, (b) 9,620,530 shares held directly or indirectly by Murphy Family Members other than Mr. Murphy, (c) 2,000,000 shares held in escrow that the Murphy Family Members are entitled to receive but as to which they do not currently have voting power or dispositive power and (d) 208 shares held by a limited liability company of which the Murphy Family Members are the sole members and may be deemed to share voting power and dispositive power with respect to such shares. Mr. Murphy disclaims beneficial ownership of the shares held directly or indirectly by the other Murphy Family Members and all but 567,150 of the shares held in escrow. Excludes additional shares (currently estimated at 575,972) that the Murphy Family Members are expected to become entitled to receive from the Company as the result of a post-closing purchase price adjustment. See footnote 4 to the table of principal shareholders on page 3.

(7)  Includes 1,000 shares owned by Mr. Pope’s son with respect to which Mr. Pope disclaims beneficial ownership. Also includes 100,000 shares subject to presently exercisable stock options.

(8)  Includes 200,000 shares subject to presently exercisable stock options.

(9)  Includes 1,000 shares owned by Mr. Wright’s wife as trustee for their daughter.

(10)  Includes 1,057,431 shares held by Totcomm, LLC of which Mr. Vesta and his wife are the sole members.

(11)  Includes 1,095,000 shares subject to presently exercisable stock options.

CORPORATE GOVERNANCE

The primary mission of the Board of Directors is to represent and protect the interests of the Company’s shareholders. The Board of Directors has undertaken a number of corporate governance initiatives over the course of the last year, including those discussed below.

Constitution of the Board of Directors

The Company’s Board of Directors currently consists of eight directors. During the past year, one of the Company’s directors, William H. Prestage, resigned from the Board of Directors, due to significant business and personal commitments within his company. The Board of Directors has determined that six out of the Company’s eight directors do not have relationships that would interfere with their exercise of independent judgment and therefore meet the current independence standards of the New York Stock Exchange (the “NYSE”). In addition, the Board of Directors has determined that two out of the three members of the Audit Committee (John T. Schwieters and Melvin O. Wright) are “audit committee financial experts” as defined in regulations promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

Committees of the Board of Directors and Meetings

The Board of Directors has four standing committees which met during fiscal 2003: the Audit Committee, the Nominating and Governance Committee, the Compensation Committee and the Pension and Investment Committee. Each of these committees is composed entirely of directors who have been determined by the Board of Directors to be independent under current NYSE standards and operates under a charter approved by the Board of Directors setting out the principal purposes and responsibilities of the committee. The committees and the Board of Directors periodically review and, as appropriate, revise the committees’ charters to reflect, among other things, regulatory developments under the Sarbanes-Oxley Act. The charter of the Audit Committee is attached to this Proxy Statement as Exhibit A. All committee charters are available for review on the Company website, www.smithfieldfoods.com. The Board of Directors has also established an Executive Committee which is authorized to exercise the powers of the Board of Directors between Board meetings, but did not meet during the past fiscal year.

The table below provides an overview of the membership and responsibilities of all of the committees of the Board of Directors as well as the number of meetings held during fiscal 2003. In addition, the Board of Directors held five meetings during fiscal 2003. All directors attended 75% or more of these meetings, including regularly scheduled and special meetings, and the meetings of all committees of the Board on which they served that were held in the past fiscal year during the periods in which they were directors or served on such committees.

Committee, Number of Meetings and Membership	Summary of the Functions of the Committee
AUDIT 12 meetings John T. Schwieters, Chairperson Robert L. Burrus, Jr. Melvin O. Wright

Oversee the financial reporting process

—     Review financial statements and releases

—     Review significant management judgments affecting financial statements

—     Review quality of accounting principles employed

—     Review adequacy of internal and disclosure controls and procedures

Oversee independent auditors

—     Oversee performance and independence

—     Pre-approve non-audit services

—     Appoint independent auditors

Review scope, methodology and results of the audit of the independent auditors

Oversee the internal audit department

Oversee compliance with laws

—     oversee administration of the Code of Business Conduct and Ethics

—     review cases of misconduct

Oversee risk assessment and risk management

NOMINATING AND GOVERNANCE 4 meetings Robert L. Burrus, Jr., Chairperson John T. Schwieters Melvin O. Wright

Guide selection of directors

—     Establish criteria for nominees

—     Review candidate qualifications

—     Recruit desired candidates

*Recommend director nominees

Recommend committee membership

Review Governance Guidelines and recommend governance issues

Review Code of Business Conduct and Ethics

Evaluate director performance

Review committee structure and operations

Recommend ways to improve effectiveness of the Board of Directors

Committee, Number of Meetings and Membership	Summary of the Functions of the Committee
COMPENSATION 4 meetings Robert L. Burrus, Jr., Chairperson Carol T. Crawford Ray A. Goldberg Frank S. Royal, M.D.

Develop the Company’s philosophy on executive compensation

Establish compensation for the CEO based on its review and approval of corporate and personal goals and objectives and its evaluation of the CEO’s performance in light of those goals and objectives

Review and approve compensation for other executive officers and key personnel

Recommend compensation and benefit plans

Administer equity-based incentive plans

Recommend director compensation

PENSION AND INVESTMENT 7 meetings Melvin O. Wright, Chairperson Carol T. Crawford John T. Schwieters	Oversee the operation and funding of qualified and non-qualified retirement plans Exercise overall responsibility for designing, approving, evaluating and investing the assets of the retirement plans

EXECUTIVE 0 meetings Joseph W. Luter, III, Chairperson Robert L. Burrus, Jr. Wendell H. Murphy	Exercises the powers of the Board of Directors between Board meetings subject to certain limitations

*The Nominating and Governance Committee also considers nominations for director made by shareholders of the Company. The committee will consider shareholder recommendations for director sent to the Nominating and Governance Committee, c/o Michael H. Cole, Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430.

Governance Guidelines

The Board of Directors has adopted a set of Governance Guidelines reflecting a commitment to maintaining high corporate governance standards. The Nominating and Governance Committee is responsible for reviewing periodically the Governance Guidelines and making recommendations on governance issues that should be addressed by the Board of Directors. The Governance Guidelines are available for review on the Company website, www.smithfieldfoods.com. Among other matters, the Governance Guidelines address the following:

•	A majority of the directors shall be independent within the meaning of the independence standards of the NYSE.

•	The Board of Directors is responsible for providing the best example of the Company’s core values of integrity and ethical behavior.

•	The directors meet regularly in executive session without the Chief Executive Officer (or any other directors who are current or former officers of the Company) present. These meetings are chaired by the Chairman of the Nominating and Governance Committee, who functions as the lead outside director.

•	Directors have access to the Company’s management at all times.

•	When a director no longer holds the principal position that he or she held when first elected to the Board of Directors, the Nominating and Governance Committee is to make a recommendation to the Board of Directors regarding the director’s continued service.

•	The Board of Directors conducts an annual review of its own performance.

•	The Chief Executive Officer reports annually to the Compensation Committee on succession planning and makes available on a continuing basis the Chief Executive Officer’s recommendation as to his successor should he be unexpectedly disabled.

Code of Business Conduct and Ethics

During fiscal 2003, the Board of Directors completed a comprehensive review and restatement of the Company’s Code of Business Conduct and Ethics (the “Code”). The purpose of the Code is to convey the Company’s policies and practices for conducting business in accordance with applicable law and the highest ethical standards. The Code is applicable to all of the Company’s employees, officers and directors. Any waiver of the Code for executive officers or directors will be made only by the Board of Directors or its Audit Committee and will be promptly disclosed. In support of the Code, the Company has provided employees with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline. A compliance committee chaired by the Company’s General Counsel administers the Code and requires all directors and executive officers to complete an annual certification relating to ethics and compliance with the law, the Code and other Company policies. The chair of the compliance committee reports periodically to the Audit Committee on the administration of the Code and is required to report promptly any violation of the Code by an executive officer or director to the Chairman of the Audit Committee. The Code is available for review on the Company’s website, www.smithfieldfoods.com.

Director Compensation

Directors who are not employees of the Company or any of its subsidiaries receive an annual retainer of $20,000, $6,000 for each board meeting attended, $1,500 for each committee meeting attended if the committee meeting was not held in connection with, or on the same day as, a board meeting, and $1,000 for each telephonic board meeting attended, plus reimbursement of travel expenses incurred in connection with such attendance. If multiple committees with the same membership meet on the same day, only one meeting fee is paid.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three directors and operates under a written charter (Exhibit A), adopted by the Board of Directors, in accordance with applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. Each of the members of the Audit Committee is independent, as defined by the New York Stock Exchange.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes. The Audit Committee meets privately with both the internal and independent auditors, each of whom has unrestricted access to the committee. The Audit Committee also selects the Company’s independent auditors.

In this context, the Audit Committee has reviewed and discussed the Company’s financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required of auditors to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also recommended that Ernst & Young LLP be retained as the Company’s independent auditors for the fiscal year ending May 2, 2004.

The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements by Ernst & Young LLP has been carried out in accordance with generally accepted auditing standards.

Audit Committee

John T. Schwieters, Chairman

Robert L. Burrus, Jr.

Melvin O. Wright

EXECUTIVE COMPENSATION

The table below sets forth, for the fiscal years ended April 27, 2003, April 28, 2002 and April 29, 2001, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who on April 27, 2003, were the Company’s Chief Executive Officer, the four other most highly compensated executive officers and the President and Chief Operating Officer (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation (1)			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARS (#)	All Other Compensation ($)
Joseph W. Luter, III	2003	850,000	698,429	—	314,765	(2)
Chairman of the Board and	2002	850,000	5,976,380	1,400,000	459,545
Chief Executive Officer	2001	850,000	7,300,466	600,000	464,064

Joseph B. Sebring	2003	620,000	1,967,147	—	—
President of	2002	620,000	1,568,342	—	—
John Morrell & Co.	2001	620,000	283,938	40,000	—

Lewis R. Little	2003	620,000	1,738,538	—	—
President of	2002	620,000	1,117,577	—	—
The Smithfield Packing Company, Incorporated	2001	620,000	1,099,055	—	—

Richard V. Vesta	2003	700,000	1,458,604	—	—
President of	2002	700,000	134,633	—	—
Packerland Holdings, Inc.	2001	—	—	—	—

Jerry H. Godwin	2003	750,000	615,446	30,000	—
President of	2002	750,000	800,000	60,000	—
Murphy-Brown LLC	2001	642,000	600,000	150,000	—

C. Larry Pope	2003	700,000	349,215	50,000	—
President and Chief	2002	600,000	1,212,899	140,000	—
Operating Officer(3)	2001	500,000	900,000	60,000	—

(1)  While the Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with SEC regulations, the value of these benefits is not indicated since they did not exceed the lesser of $50,000 or 10% of the individual’s salary and bonus in any year.

(2)  Reflects the economic benefit to Mr. Luter of the portion of the premiums paid by the Company under a split dollar life insurance agreement between the Company and an irrevocable trust established by Mr. Luter. This arrangement is designed so that if certain assumptions made as to investment performance, continuation of the agreement and other factors are realized, the Company will fully recover all such premiums upon the earlier of Mr. Luter’s death or the termination of the agreement. However, the arrangement includes a compensatory element attributable to the Company’s costs for advancing the premiums. No premiums have been paid by the Company under this arrangement since the enactment of the Sarbanes-Oxley Act in July 2002. The benefit for fiscal 2003 was determined by calculating the time value of money (using the applicable short term federal funds rate) of the premiums paid by the Company through July 30, 2002 for the period commencing on the later of the date the premiums were paid and April 29, 2002 until April 27, 2003. Under the terms of the agreement, the Company may terminate the agreement and request a refund of the premiums paid at any time upon giving written notice to the trust. The Company has been granted a security interest in the cash surrender value and death benefits of the life insurance policies equal to the sum of all premiums paid by the Company. However, the aggregate premiums paid currently exceed the cash surrender value of the policies.

(3)  On October 29, 2001, Mr. Pope was named President and Chief Operating Officer. Prior to October 29, 2001, Mr. Pope was Vice President and Chief Financial Officer of the Company.

The following table sets forth additional information concerning individual grants of stock options made under the 1998 Stock Incentive Plan during the last completed fiscal year to any of the Named Executive Officers:

Option Grants In Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Jerry H. Godwin	30,000	(2)	21.43%	21.00	6/04/12	244,716	762,840
C. Larry Pope	50,000	(2)	35.71%	21.00	6/04/12	407,716	1,271,400

(1)  The potential realizable values in the table assume that the market price of the Company’s Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2)  The options awarded to Messrs. Godwin and Pope were granted on June 4, 2002, and will become exercisable on the fifth anniversary of the grant date. The options were granted with an exercise price above the market price of the Company’s Common Stock on the grant date of $17.90.

The table below sets forth information with respect to option exercises during fiscal 2003 and the number and value of options held at April 27, 2003 by each of the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Unexercised Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY End (#) Exercisable/Unexercisable	Value (1) of Unexercised In-The-Money (2) Options at FY End ($) Exercisable/Unexercisable
Joseph W. Luter, III	—	—	400,000/2,000,000	5,221,700/3,980,000
Joseph B. Sebring	—	—	200,000/40,000	1,554,000/224,000
Lewis R. Little	—	—	360,000/0	2,787,395/0
Richard V. Vesta	—	—	N/A	N/A
Jerry H. Godwin	—	—	0/240,000	0/877,200
C. Larry Pope	40,000	501,600	100,000/250,000	1,305,425/360,800

(1)  The dollar values are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at fiscal year-end. In each case, fair market value has been based on the last sales price of the Common Stock as reported by the New York Stock Exchange on the relevant date.

(2)  Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

The table below sets forth information with respect to securities issuable, or available for issuance, under the Company’s equity compensation plans as of April 27, 2003.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,633,400	$13.79	3,473,000

Equity compensation plans not approved by security holders	-0-	n/a	-0-

Total	5,633,400	$13.79	3,473,000

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Compensation Committee of the Board of Directors is composed of four directors, none of whom has been or is an officer or employee of the Company. The Compensation Committee’s primary responsibility is to develop and oversee the implementation of the Company’s philosophy with respect to the compensation of executive officers and other key employees. The Compensation Committee has the overall responsibility for designing, approving, and evaluating the Company’s executive compensation plans, policies, and programs on behalf of the Board of Directors. The Compensation Committee reports to the full Board of Directors on all matters within the Committee’s responsibilities but retains independent authority for the matters under its jurisdiction.

The Compensation Committee believes that long-term corporate performance and, in turn, shareholder value are enhanced by an alignment between the financial interests of shareholders and those of the Company’s employees, including its senior managers. Accordingly, the Compensation Committee and the Company adhere to the concept of pay-for-performance, particularly through profit sharing arrangements for senior executives. The Company relies on incentive compensation programs to motivate employees. These programs are variable and the payments under the programs are closely tied to corporate, business unit and/or individual performance. Under these programs, a major portion of executive compensation is based on the Company’s profits in a manner that supports building shareholder value. The Company also encourages its executives to hold interests in the Company’s Common Stock and the compensation programs of the Company are designed in part to promote that objective.

It is generally the Compensation Committee’s policy that performance-based components of the Company’s compensation program be deductible for federal income tax purposes under Internal Revenue Code section 162(m).

Components of the Compensation Program

Compensation for senior management at the Company consists of three principal components: base salary, short-term incentive compensation, and long-term incentive compensation. The short-term incentive compensation programs are primarily tied to the annual financial performance of the Company or certain of its subsidiaries, usually based on profits. The long-term incentive compensation program is based on the value of the Company’s stock through stock options.

The relative levels of base salary for executive officers are designed to reflect each executive officer’s scope of responsibility and accountability within the Company. Base salaries are generally established at levels sufficient to attract and retain an effective management team when considered in combination with the performance-based components of the program. Except for officers who were promoted to new positions, the base salaries of the Company’s executive officers remained basically unchanged for fiscal 2003 as compared to the previous year.

A cash bonus is the principal short-term incentive. For the Chief Executive Officer and most other executive officers, these awards are made under the performance award component of the 1998 Stock Incentive Plan and utilize formulas based on pre-tax income, either on a total Company basis or for a particular subsidiary, as the Committee finds most appropriate given the duties of the executive officer. The bonus awards may be subject to adjustment downward at the Committee’s discretion based on the officer’s individual performance. Bonus awards for the remaining executive officers are based primarily on individual performance, as evaluated by the Chief Executive Officer and reviewed by the Committee, with consideration given to the Company’s financial performance measured principally in terms of its pre-tax income. Consistent with the Company’s policy that a substantial portion of executive compensation be based on performance, bonus awards for executive officers in recent years have ranged from 16% to 90% of an executive officer’s total cash compensation depending on Company, relevant subsidiary and individual performance. As a percentage of total cash compensation, bonus awards for fiscal 2003 averaged approximately 35% for executive officers employed by the Company and 68% for executive officers employed by a subsidiary of the Company, as compared to 70% and 75% in fiscal 2002 and 2001, respectively, for all executive officers.

Long-term incentives are provided in the form of stock options, awarded from time to time under the Company’s shareholder-approved stock option plans. The ultimate value to the employee of the stock options is dependent on the market price of the Company’s Common Stock. The Company’s stock option program ties the employee’s economic interests directly to increases in stock value. The Committee determines the amount and terms of stock option grants based on a number of factors. In evaluating management’s recommendations for the recipients and size of stock option awards, the Committee considers the level of incentive already provided by the size and status of prior grants, and a subjective evaluation of the employee’s potential contribution to the Company’s future success. During fiscal 2003, six eligible employees (including four executive officers) were awarded stock options to acquire a total of 140,000 shares of Common Stock. The exercise price of the stock options awarded during fiscal 2003 was approximately 117% of the market price of the Company’s Common Stock on the grant date.

CEO Compensation

The Compensation Committee determined the compensation of Joseph W. Luter, III, Chairman of the Board and Chief Executive Officer of the Company, for fiscal 2003 in accordance with the guidelines described above. The Committee left Mr. Luter’s base salary for fiscal 2003 unchanged from the prior two years. Mr. Luter participates in a split dollar life insurance program that is described in the Summary Compensation Table elsewhere in the proxy statement.

Mr. Luter received a performance award for fiscal 2003 paid pursuant to the Company’s 1998 Stock Incentive Plan. The Compensation Committee believes that the strong emphasis on incentive compensation for Mr. Luter resulting from the performance award operates as an appropriate inducement for him to direct efforts at increasing Company profits. Under the performance award established for fiscal 2003, Mr. Luter received a cash bonus equal to 1% of the first $200 million of the Company’s fiscal 2003 net income before income taxes and incentive payments due to executives, and 2% of such net income in excess of $200 million. The cash bonus received by Mr. Luter represented approximately 45% of his total cash compensation for fiscal 2003. Mr. Luter’s bonus for fiscal 2003 was approximately 12% of his fiscal 2002 bonus, due primarily to the Company’s lower earnings in fiscal 2003 and, to a lesser extent, the changes to Mr. Luter’s bonus formula in fiscal 2003 to reflect changes in his duties. Mr. Luter was not awarded any stock options during fiscal 2003.

Because of the substantial percentage of Mr. Luter’s compensation that is based solely on net income of the Company, the Committee believes that Mr. Luter’s compensation continues to reflect the Company’s philosophy of pay-for-performance.

Compensation Committee

Robert L. Burrus, Jr., Chairman

Carol T. Crawford

Ray A. Goldberg

Frank S. Royal, M.D.

PERFORMANCE GRAPH

The graph below presents a comparison of the Company’s five-year cumulative total return on its Common Stock with the Meat Packing Index (SIC Code 2011) and the S&P 500 Index, each prepared by Media General Financial Services, Inc., assuming that investments of $100 were made on May 1, 1998 and that dividends were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

AMONG SMITHFIELD FOODS, INC.,

MEAT PACKING INDEX AND S&P 500 INDEX

	1998	1999	2000	2001	2002	2003
SMITHFIELD FOODS, INC.	100.00	76.83	69.31	118.93	136.59	122.41
MEAT PACKING INDEX	100.00	88.17	69.99	83.12	101.36	93.06
S&P 500 INDEX	100.00	121.82	134.16	116.76	102.02	88.44

PENSION PLANS

The Company and its subsidiaries sponsor three pension plans covering the Company’s salaried employees. The Company, Gwaltney of Smithfield, Ltd., Patrick Cudahy Incorporated, The Smithfield Packing Company, Incorporated and Murphy-Brown, LLC and subsidiaries maintain a qualified non-contributory pension plan covering their salaried employees (the “Company Plan”). A similar plan covers salaried employees of John Morrell & Co. (the “John Morrell Plan”). The salaried employees participating in the plans mentioned above whose salaries exceed $200,000 per year are also covered by a nonqualified Supplemental Pension Plan (the “Supplemental Plan”).

The qualified plans provide for retirement benefits which are a function of a participant’s average remuneration during his or her highest five consecutive calendar years of the last ten years of employment and aggregate years of service. The Supplemental Plan replaces benefits lost under the qualified plans due to the imposition of the Internal Revenue Code compensation and benefit limits. These Supplemental Plan benefits are calculated using the Company Plan’s benefit formula, reduced by the benefits payable under the Company Plan and/or the John Morrell Plan.

The following table shows the estimated annual straight-life annuity benefit payable from either qualified plan plus the Supplemental Plan, upon retirement at age 65 in 2003, based on the specific remuneration and years of service classifications set forth below.

PENSION PLAN TABLE

	Selected Years of Service
Average Remuneration	15	20	25	30	35
$500,000	120,000	160,000	200,000	240,000	280,000
750,000	190,000	250,000	310,000	370,000	430,000
1,000,000	250,000	330,000	420,000	500,000	580,000
1,500,000	380,000	500,000	630,000	750,000	880,000
2,000,000	500,000	670,000	840,000	1,010,000	1,180,000
3,000,000	760,000	1,010,000	1,270,000	1,520,000	1,770,000
5,000,000	1,270,000	1,690,000	2,120,000	2,540,000	2,960,000
7,000,000	1,780,000	2,370,000	2,970,000	3,560,000	4,150,000
9,000,000	2,290,000	3,050,000	3,820,000	4,580,000	5,340,000

The remuneration covered by the Supplemental Plan consists of the cash compensation disclosed in the annual compensation reported in the Summary Compensation Table, except that it is determined on a calendar year basis. The average remuneration above is the average of the five highest calendar years’ cash compensation during the last ten years of a participant’s career.

As of April 27, 2003, Messrs. Luter, Little, Godwin and Pope are credited with 35, 40, eight and 23 years of service, respectively, under the Company Plan and the Supplemental Plan. Mr. Sebring is credited with nine years of service under the John Morrell Plan and the Supplemental Plan. The benefits shown in the table are not subject to any reduction for benefits paid from other sources, including Social Security.

OTHER TRANSACTIONS

In January 2000, the Company purchased Murphy Farms, Inc. and certain affiliated corporations for 22,108,792 shares of Common Stock (subject to post-closing adjustment). As a result of this transaction, the former shareholders of Murphy Farms (Wendell H. Murphy, a director, Harry D. Murphy, Joyce M. Minchew, Wendell H. Murphy, Jr., Wendy Murphy Crumpler, Stratton K. Murphy, Marc D. Murphy and Angela Brown) became the beneficial owners in the aggregate of 24,042,792 shares of the Company’s Common Stock which amount includes shares of Common Stock previously held by Murphy Farms, and certain affiliated corporations, such shareholders and their affiliates.

In connection with the acquisition, the Company entered into a registration rights agreement and a shareholders agreement with the former Murphy Farms shareholders. Under the registration rights agreement, each of the former Murphy Farms and certain affiliated corporations shareholders is entitled for a period of five years to have the Company register public resales of shares of Common Stock subject to customary terms and conditions, in connection with certain registered offerings by the Company. The Company is not required under the registration rights agreement to file or maintain a “shelf registration” with respect to these shares. Under the shareholders agreement, each of the former Murphy Farms and certain affiliated corporations shareholders agreed for five years not to (i) initiate any solicitation of proxies from Company shareholders or participate in any election contest or in any proposal made under Rule 14(a)-8 of the Exchange Act; (ii) oppose, or participate in any group opposing, any management proposals presented at a shareholders meeting, or vote against any such proposals; or (iii) acquire or substantially affect control of the Company, or seek to do so. Under such agreement, such shareholders also agreed not to sell or otherwise transfer shares of Common Stock aggregating 5% or more of the then outstanding Common Stock to any one person or group. Such shareholders further agreed not to sell or transfer within any 12 month period or make any other agreement or arrangement of transfer with respect to 10% or more of the shares of Common Stock issued to any such shareholder in connection with the acquisition of Murphy Farms and certain affiliated corporations.

Wendell H. Murphy, a director of the Company, holds a 35% interest in Murfam Enterprises, LLC and a 1% interest in DM Farms, LLC. Certain other former shareholders of Murphy Farms hold the remaining membership interests in Murfam Enterprises and DM Farms. Murfam Enterprises and DM Farms own certain farms that produce hogs under contract and sell feed ingredients to Murphy Farms. In fiscal 2003, the Company made payments totaling $328,100 to Murfam Enterprises for the production of hogs and feed ingredients and received payments totaling $298,811 from Murfam Enterprises for reimbursement of associated farm and other support costs. In fiscal 2003, the Company made payments of $23,176,496 to DM Farms for the production of hogs and received payments of $15,887,410 from DM Farms for reimbursement of associated farm and support costs. The Company believes that the terms of the foregoing arrangements were no less favorable to the Company than if entered into with unaffiliated parties.

In October 2001, the Company purchased Packerland Holdings, Inc. for 6,354,324 shares of Common Stock (including 684,151 shares subject to an escrow agreement). As a result of this transaction, Richard V. Vesta (a former shareholder of Packerland Holdings and, following the transaction, an executive officer of the Company) became the beneficial owner of 1,971,629 shares of the Company’s Common Stock. In connection with the acquisition, the Company entered into a registration rights agreement and a shareholders agreement with the former Packerland Holdings shareholders, including Mr. Vesta. Under the registration rights agreement, each of the former Packerland Holdings shareholders is entitled for a period of three years to have the Company register public resales of shares of Common Stock, subject to customary terms and conditions, in connection with certain registered offerings by the Company. The Company is not required under the registration rights agreement to file or maintain a “shelf registration” with respect to these shares. Under the shareholders agreement, each of the former Packerland Holdings shareholders agreed for three years not to (i) initiate any solicitation of proxies from Company shareholders or participate in any election contest or in any proposal made under Rule 14(a)-8 of the Exchange Act; or (ii) oppose, or participate in any group opposing, any management proposals presented at a shareholders meeting, or vote against any such proposals. Under such agreement, certain former Packerland Holdings shareholders, including Mr. Vesta, also agreed not to sell or otherwise transfer (i) any shares of Common Stock issued to any such shareholder in connection with the acquisition of Packerland Holdings for a period of one year; and (ii) more than 50% of the shares of Common Stock issued to any such shareholder in connection with the acquisition of Packerland Holdings during the twelve-month period commencing on the first anniversary of the acquisition of Packerland Holdings by the Company.

In December 2001 and April 2002, the Company lent Mr. Vesta an aggregate of $3,703,000 to facilitate the payment of taxes arising out of his exercise of options to purchase shares of Packerland Holdings prior to the Company’s acquisition of Packerland Holdings. The loans bore interest payable annually at a rate of 7% per annum and are secured by a pledge of 656,882 shares of Common Stock issued to Mr. Vesta in the acquisition of Packerland Holdings. Mr. Vesta repaid his loan principal and accrued interest in the full amount of $3,849,814 on January 23, 2003.

Jerry H. Godwin, an executive officer, holds a 33% ownership interest in JCT LLC. JCT owns certain farms that produce hogs under contract with Murphy-Brown LLC, a subsidiary of the Company. In fiscal 2003, the Company made payments totaling $5,493,831 to JCT for the production of hogs and received payments totaling $2,520,997 from JCT for reimbursement of associated farm and other support costs. The Company also provides working capital advances to JCT under the terms of a $6.0 million revolving demand promissory note, bearing interest at the Wachovia Bank Prime Rate from time to time in effect. As of April 27, 2003, working capital advances totaling $5,659,307 were outstanding. The promissory note is personally guaranteed by JCT’s owners and is secured by JCT’s real estate and equipment. In addition, during fiscal 2003, the Company made term loans to JCT totaling $7,721,709 in the aggregate to finance the acquisition of four additional hog farms. The term loans bear interest at the Wachovia Bank Prime Rate from time to time in effect and are secured by first mortgage liens on the acquired farms. As of April 27, 2003, the aggregate outstanding balance of these term loans was $6,082,042. As of April 27, 2003, JCT also had accounts payable to the Company totaling $252,268. The Company believes that the terms of the foregoing arrangements were no less favorable to us than if entered into with unaffiliated parties.

William H. Prestage resigned as one of the Company’s directors in October 2002. While one of the Company’s directors, he was the chairman of the board, president and chief executive officer of Prestage Farms, Inc., a hog and turkey producer located in Clinton, North Carolina. The Company has a market-indexed multi-year purchase agreement with Prestage Farms which obligates the Company to purchase hogs produced by Prestage Farms in Virginia, North Carolina and South Carolina. Pursuant to the purchase agreement, the Company purchased $148,744,000 of live hogs from Prestage Farms in fiscal 2003. The Company believes that the prices paid under the purchase agreement with Prestage Farms are equivalent to market.

In May 2001, Mr. Prestage purchased a 51% interest in Prestage-Stoecker Farms, Inc., formerly known as Stoecker Farms, Inc., a hog producer located in Ames, Iowa. In June 2002, Mr. Prestage exercised his option to acquire the remaining 49% of Prestage-Stoecker Farms. Murphy Farms and Prestage-Stoecker Farms are parties to several contracts, including (i) a feeder pig purchase agreement expiring in 2010 (which may be extended to 2012 at Murphy Farms’ option) under which Prestage-Stoecker Farms purchases its requirements of feeder pigs from Murphy Farms, (ii) a service agreement (terminable by Prestage-Stoecker Farms on 60 days notice) under which Murphy Farms provides the services of certain personnel to Prestage-Stoecker Farms, and (iii) a non-exclusive feed purchase agreement. In addition, Murphy Farms holds a note from, and provides certain trade terms under the agreements to, Prestage-Stoecker Farms. The obligations of Prestage-Stoecker Farms to Murphy Farms under the note were incurred in connection with the sale of certain assets by Murphy Farms to Stoecker Farms prior to Smithfield’s acquisition of Murphy Farms in January 2000. Prestage-Stoecker Farms’ obligations to Murphy Farms are secured by liens on substantially all the assets of Stoecker Farms. The Company believes that the terms of the agreements are no less favorable to the Company than market. The Company estimates that during fiscal 2003, Prestage-Stoecker Farms made payments of approximately $187,673,000 to Murphy Farms under the agreements. Business volumes at approximately this level are expected to continue, based on equivalent hog prices, while the agreements are in effect.

The aggregate amount outstanding from Prestage-Stoecker Farms under the note and under the feeder pig purchase agreement and feed purchase agreement was approximately $60,220,906 at the end of fiscal 2003. The largest amount outstanding during the fiscal year was approximately $83,655,687. The rate of interest under the note is 8% per annum. Murphy Farms was also paid interest on certain amounts outstanding under the feed purchase agreement at 6% per annum. Under the feeder pig purchase agreement, Prestage-Stoecker Farms pays Murphy Farms for feeder pigs only after Prestage-Stoecker Farms receives payment from its customer for them. No interest is accrued during this period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Robert L. Burrus, Jr., a director of the Company and a member of the Compensation Committee, is a partner in the law firm of McGuireWoods LLP, which has provided legal services to the Company on a regular basis since 1985.

PROPOSAL 2

RATIFICATION OF

SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year ending May 2, 2004 and is submitting this matter to the shareholders for their ratification. Ernst & Young has served as the Company’s independent auditors since May 3, 2002. One or more representatives of Ernst & Young will be present at the Annual Meeting of Shareholders to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by shareholders.

In the event the proposal to ratify the selection of Ernst & Young is defeated, the adverse vote will be considered as a direction to the Audit Committee to select other independent auditors for the next year. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Audit Committee intends to allow the appointment for fiscal 2004 to stand unless the Audit Committee finds other reasons for making a change.

Dismissal of Former Auditors

On May 3, 2002, the Company dismissed its independent auditors, Arthur Andersen LLP.

Also on May 3, 2002, the Company retained Ernst & Young as its new independent auditors. The change in auditors was ratified and approved by the Board of Directors of the Company, upon the recommendation of the Board’s Audit Committee. Ernst & Young audited the financial statements of the Company for the fiscal years ended April 28, 2002 and April 27, 2003.

During the Company’s fiscal years ended April 29, 2001 and April 28, 2002 and through May 3, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the SEC.

The audit reports (dated June 7, 2000 and June 5, 2001) issued by Arthur Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended April 30, 2000 and April 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Company provided Arthur Andersen with a copy of the foregoing disclosures, and a letter from Arthur Andersen confirming its agreement with these disclosures was filed with the SEC.

During the Company’s fiscal years ended April 29, 2001 and April 28, 2002 and through May 3, 2002, the Company did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Other Fees

Audit Fees.    The Company incurred aggregate fees of $1,359,650 from Ernst & Young for the 2003 annual audit (including required statutory audits).

Financial Information Systems Design and Implementation Fees.    The Company did not incur any fees from Ernst & Young for information technology services for the 2003 fiscal year.

All Other Fees.    The Company incurred aggregate fees of $1,124,150 from Ernst & Young for all other services, including tax compliance and consulting, the audits of one of the Company’s subsidiaries and the Company’s retirement savings plan, the Company’s public and private offerings of securities, business acquisitions and other audit-related services, for the 2003 fiscal year.

The Audit Committee of the Board of Directors has considered whether and determined that the provision of services by Ernst & Young detailed in the preceding two paragraphs is compatible with maintaining Ernst & Young’s independence.

Recommendation

The Board of Directors of the Company recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year ending May 2, 2004.

OTHER MATTERS

The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters described in the Notice of Meeting. If any matters not set forth in the Notice of Meeting accompanying this proxy statement are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

ADDITIONAL INFORMATION

Shareholder Proposals for Inclusion in the Proxy Statement

Proposals of shareholders intended to be presented at the Company’s 2004 Annual Meeting of Shareholders must be received by the Secretary of the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting by April 1, 2004. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder.

Other Shareholder Proposals

The Company’s Bylaws prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the

Company’s Bylaws, a copy of which may be obtained, without charge, upon written request to Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430.

A shareholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a shareholder’s notice for nominations to be made at the 2004 Annual Meeting must be received: (i) on or after May 1, 2004 and before June 1, 2004 if the annual meeting is to be held during the months of August and September, 2004 or (ii) not less than 50 days before the annual meeting in all other cases. The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

A shareholder who desires to bring any other business before an annual meeting (other than business which the shareholder has sought to have included in the Company’s proxy statement for such meeting) must give timely written notice thereof to the Secretary of the Company at the address shown above and be a shareholder of record both at the time such notice is given and on the record date of the meeting. To be timely, a shareholder’s notice of such business to be brought before the 2004 Annual Meeting must be received: (i) on or after May 1, 2004 and before June 1, 2004 if the annual meeting is to be held during the months of August and September, 2004; or (ii) not less than 50 days before the annual meeting in all other cases. The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and the business proposed to be brought before the meeting.

With respect to shareholder proposals not included in the Company’s proxy statement for the 2004 Annual Meeting, the persons named in the Board’s proxy for the 2004 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 27, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY, 200 COMMERCE STREET, SMITHFIELD, VIRGINIA 23430, ATTENTION: MICHAEL H. COLE, SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS,

MICHAEL H. COLE

SECRETARY

July 30, 2003

EXHIBIT A

SMITHFIELD FOODS, INC.

Audit Committee Charter

The Audit Committee’s primary purposes are to (a) assist Board oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the Corporation’s internal audit function and independent auditors; and (b) prepare the report that SEC rules require being included in the Corporation’s annual proxy statement. The Audit Committee shall report regularly to the full Board of Directors on all matters within the Committee’s responsibilities.

The Committee shall be composed of no fewer than three directors, each of whom shall be financially literate (or, if any new member of the Committee at the time of his or her appointment is not then financially literate, such member shall become so within a reasonable period of time thereafter). In addition, the Chairman of the Committee shall have accounting or related financial management expertise, as required from time to time by the audit committee standards of the New York Stock Exchange (the “Exchange”). The Board of Directors shall interpret these requirements and determine such qualifications of Committee members in its business judgment. Furthermore, the composition of the Committee shall satisfy the independence requirements of the Exchange within the time requirements established by the Exchange, all as determined by the Board of Directors. Director’s fees are the only compensation that Committee members may receive from the Corporation. Nor shall any member of the Committee own directly or indirectly more than twenty percent of the Corporation’s common stock.

The independent auditors shall be ultimately accountable to the Committee on all matters pertaining to their engagement, and the independent auditors shall report to the Committee as the Board of Directors’ representative. The Committee shall encourage open communication among the Committee, the independent auditors, the internal auditors and management regarding matters within the Committee’s responsibilities. The Committee shall establish a calendar incorporating regular reporting items which it requires from the independent auditors, the internal auditors and management during the fiscal year.

In carrying out its responsibilities:

1.  The Committee as the Board of Directors’ representative shall have the ultimate authority and responsibility to select, evaluate and where appropriate replace the independent auditors. Each year the Committee shall appoint the independent auditors subject, if applicable, to shareholder ratification at the annual meeting. The Committee shall require the independent auditors to submit at least annually a formal written statement (i) describing the firm’s internal quality control procedures, (ii) identifying any material issues raised by the most recent internal quality control review, or peer review, of the firm, (iii) describing any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits by the firm, and any steps taken to deal with any such issues, and (iv) delineating all relationships between the independent auditors and the Corporation, including audit and non-audit assignments and the fees and any other compensation paid to the independent auditors therefor. Any significant non-audit relationship or undertaking by the independent auditors must have the advance approval of the Committee. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors.

2.  With respect to each fiscal year, the Committee shall meet with the independent auditors, the internal auditors and the senior management to review the scope and methodology of the proposed audits for such fiscal year. The independent auditors and the internal auditors shall provide regular reports to the Committee during the fiscal year on the underlying process and status of their audits and any findings or preliminary conclusions that have been reached.

3.  Management and the independent auditors shall review with the Committee a draft of the Corporation’s annual financial statements and drafts of the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such reviews shall include the Corporation’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Quarterly, the independent auditors shall provide to the Committee a review letter as contemplated by Statement on Auditing Standards No. 71. Periodically during the fiscal year, the independent auditors shall review with the Committee their assessment as to the adequacy of the Corporation’s structure of internal controls over financial accounting and reporting, and their qualitative judgments as to accounting principles employed and related disclosures by the Corporation and the conclusions expressed in the Corporation’s financial reports. The independent auditors shall review with the Committee significant judgments made by management in the preparation of the financial statements.

4.  The independent auditors and the Corporation’s management, including its legal affairs management, shall identify to the Committee business, financial or legal issues that may significantly impact the Corporation’s financial statements and internal control systems. At least annually, management shall report to the Committee as to all significant litigation, threatened litigation or potential litigation in which the Corporation and its subsidiaries are or may be engaged, as well as the anticipated or potential impact of such litigation, threatened litigation or potential litigation on the Corporation.

5.  The Committee shall meet separately, at least quarterly, with management, the internal auditors and the independent auditors.

6.  The independent auditors shall promptly identify to the Committee any audit problems or difficulties, including any areas of disagreement with management in the preparation of financial statements. The Committee shall also consider any response by management.

7.  The Committee shall discuss earnings press releases with management, as well as any financial information and earnings guidelines provided to analysts and rating agencies.

8.  The Committee shall periodically discuss with management the Corporation’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

9.  Management shall report as soon as possible to the Chairman of the Committee any material violation of laws or governmental regulations. At least annually, management shall review with the Committee the Corporation’s monitoring efforts and procedures to ensure compliance with laws and governmental regulations.

10.  Both management and the independent auditors shall report promptly to the Committee any material weaknesses in internal control systems.

11.  Management shall report all related party transactions to the Committee, and the Committee shall be responsible for the review and oversight contemplated by the Exchange with respect to any such reported transactions.

12.  The Committee shall set clear hiring policies with respect to any current or former employees of the independent auditors.

13.  The Committee shall have available to it such support personnel, including management staff, independent auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities.

14.  The Chairman of the Committee shall discuss the Committee’s performance with each Committee member, following which discussions the Chairman shall lead the Committee in an annual review of its performance. The annual evaluation shall include a review of the Committee’s charter.

15.  The Committee shall cause to be provided to the Exchange appropriate written confirmation of any of the foregoing matters as the Exchange may from time to time require.

SMITHFIELD FOODS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph W. Luter, III and Michael H. Cole and each of them, proxies with full power of substitution, to vote the shares of Common Stock in Smithfield Foods, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on September 3, 2003 or any adjournments thereof.

1. Election of Directors:	☐ FOR all nominees listed (except as indicated to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

	Joseph W. Luter, III	Wendell H. Murphy
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW) (Continued and to be signed on reverse side)

(Continued from other side)

2. Proposal to Ratify the Selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending May 2, 2004
☐ FOR	☐ AGAINST	☐ ABSTAIN

3.            In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” the election of each of the nominees named in proposal 1 and “FOR” proposal 2.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the Proxy Statement attached thereto.

Dated:                                                                         , 2003

Please sign exactly as name appears at left. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
USING THE ENCLOSED ENVELOPE.